UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Oncobiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 is hereby incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On May 18, 2016, concurrent with the closing of its initial public offering (the “IPO”), and per the terms of a Securities Purchase Agreement dated May 11, 2016, Oncobiologics, Inc. issued to Sabby Healthcare Master Fund Ltd. (“Sabby”), an accredited investor, an aggregate of 833,332 shares of its common stock, 416,666 of its Series A warrants and 416,666 of its Series B Warrants. The securities were issued in a private placement pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for aggregate gross proceeds of approximately $5.0 million, before underwriting discounts and commissions of approximately $350,000.

Each Series A warrant entitles the holder to purchase one share of common stock at an initial exercise price of $6.60 per share, subject to adjustment, and will expire at 5:00 p.m. New York City time on February 18, 2017 and each Series B warrant entitles the holder to purchase one share of common stock at an initial exercise price of  $8.50 per share, subject to adjustment, and will expire at 5:00 p.m. New York City time on May 18, 2018.

As provided in the Securities Purchase Agreement, Oncobiologics, Inc. agreed to file a registration statement covering the offer and resale of the securities purchased by Sabby within 45 days after the closing of the IPO and agreed to pay Sabby liquidated damages if that resale registration statement is not declared effective by the Securities and Exchange Commission (“SEC”) within 75 days after the closing of the IPO (or 105 days after the closing of the IPO if there is an SEC review).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement, which is attached hereto as Exhibit 10.1.

On May 18, 2016, upon the closing of the IPO, Oncobiologics, Inc. issued warrants to acquire an aggregate of 1,520,269 shares of its common stock to certain of the investors party to that certain investors’ rights agreement dated March 10, 2014, as amended, pursuant to the terms of an amendment to such agreement dated April 26, 2016. All of the recipients of the warrants are accredited investors, and the warrants were issued pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act. The warrants issued to these investors are not exercisable until 180 days after May 12, 2016, and have an initial exercise price of  $0.01 per share, which may increase to $1.00 per share under certain circumstances.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Investors’ Rights Agreement, as amended, and form of warrant, which are included hereto as Exhibits 10.2 and 10.3.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2016, Oncobiologics, Inc. filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of its initial public offering (the “IPO”). As described in the Registration Statement on Form S-1, as amended (File No. 333-209011), the board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the IPO.

A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Oncobiologics, Inc. adopted amended and restated bylaws (the “Restated Bylaws”) that became effective as of May 18, 2016 in connection with the closing of the IPO. The board of directors and stockholders previously approved the Restated Bylaws to be adopted in connection with, and to be effective upon, the closing of the IPO.

A copy of the Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant
3.2	Amended and Restated Bylaws of the Registrant
10.1	Securities Purchase Agreement by and between Oncobiologics, Inc. and Sabby Healthcare Master Fund Ltd., dated May 11, 2016.
10.2	Investors’ Rights Agreement by and among Oncobiologics, Inc. and certain of its stockholders, dated March 10, 2014, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-1 (SEC File No. 333-209011) filed on May 11, 2016).
10.3	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-1 (SEC File No. 333-209011) filed on May 11, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: May 19, 2016	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer